                                                                    EXHIBIT 4.20

                                                                  LOAN NO. T0347
                                                                  LOAN NO. T0310


                                  COBANK, ACB

             FIRST AMENDMENT AND SUPPLEMENT TO CONTINUING GUARANTY


STATE OF LOUISIANA   )
                     )
PARISH OF CALCASIEU  )


STATE OF GEORGIA     )
                     )
COUNTY OF COBB       )

       BEFORE the undersigned Notaries Public, and in the presence of the undersigned competent witnesses, personally came and appeared the party listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO CONTINUING GUARANTY (this "First Amendment") is made as of July 1, 1996, made by MERCURY, INC. ("Mercury") for the benefit of COBANK, ACB ("CoBank") and amends that certain Continuing Guaranty, dated as of May 15, 1996, by Mercury for the benefit of CoBank (the "Continuing Guaranty").


                                R E C I T A L S:

       WHEREAS, CoBank and CTC Financial, Inc., a Louisiana corporation (the "Borrower"), have entered into that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Loan Agreement (this "First Amendment to Loan Agreement"), dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), providing for a loan of up to $32,400,000 (the "Mississippi One Loan"), and CoBank and the Borrower have entered into that certain Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $5,000,000 (the "Mercury Loan"; the Mississippi One Loan and the Mercury Loan, collectively, the "Loans"); and

First Amendment to Continuing Guaranty/Mercury
Loan No. T0347
Loan No. T0310


       WHEREAS, the proceeds of the Loans have been or will be reloaned by the Borrower to Mississippi One Cellular Telephone Company ("Mississippi One"), or to Mercury for investment into Mississippi One, for the purposes set forth in the Loan Agreements; and

       WHEREAS, as an inducement to CoBank to enter into the Loan Agreements and to make the Loans, Mercury has entered into the Continuing Guaranty;

       WHEREAS, as an inducement to CoBank to enter into the First Amendment to Loan Agreement, Mercury has agreed to amend the Continuing Guaranty as herein provided;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mercury and CoBank hereby agree as follows:

       SECTION 1. DEFINITIONS. Capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Continuing Guaranty.

       SECTION 2. Section 2 of the Continuing Guaranty is hereby amended and restated to read in its entirety as follows:

              "SECTION 2.   OBLIGATIONS.  "Obligations" shall mean (a) the
       principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated of even date herewith, made by the Borrower to the order of CoBank in the original principal face amount of $32,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC One Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated May 15, 1996, made by the Borrower to the order of CoBank in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC Two Note"); (c) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated of even date herewith, made by Mississippi One to the order of the Borrower, assigned to CoBank, in the original principal face amount of $32,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "Mississippi One Note"; the CTC One Note, the CTC Two Note and the Mississippi One Note, collectively, the "Notes"); (d) all other payments or performances to be made by the Borrower and Mississippi One under the other Loan Documents to which either is a party; and (e) all other indebtedness and liabilities of the Borrower and Mississippi One to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as





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First Amendment to Continuing Guaranty/Mercury
Loan No. T0347
Loan No. T0310


       guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties."

       SECTION 3. All references to the "Loan Documents" or a "Loan Document," when used in the Continuing Guaranty shall mean the "Loan Documents" as defined in the Loan Agreements (as amended).

       SECTION 4. All references to this "Guaranty" in the Continuing Guaranty shall mean the Continuing Guaranty as amended by this First Amendment.

       SECTION 5. After giving effect to the amendments to and restatement of the Continuing Guaranty set forth in this First Amendment, the representations and warranties of Mercury set forth in the Continuing Guaranty are true and correct as of the date hereof as if made on the date hereof.

       SECTION 6. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity of the "Loan Documents" (as defined in the Loan Agreements, as amended), it being the intention of the parties hereto merely to amend the Continuing Guaranty as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Continuing Guaranty shall remain in full force and effect and are hereby ratified and confirmed by Mercury.

       SECTION 7. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 8. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.




                        [Signatures Follow on Next Page]





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First Amendment to Continuing Guaranty/Mercury
Loan No. T0347
Loan No. T0310



       THUS DONE AND SIGNED in several counterparts at the place and on the date indicated below, by duly authorized officers of Mercury, after a reading of the whole.

       At the City of Lake Charles, State of Louisiana, on July 1, 1996.


                                    MERCURY, INC.


                                    By: /s/ WILLIAM L. HENNING, JR.
                                       ---------------------------------------
                                         Name: William L. Henning, Jr.
                                              --------------------------------
                                         Title: President
                                               -------------------------------


                                    Attest: /s/ THOMAS G. HENNING
                                           -----------------------------------
                                    Name: Thomas G. Henning
                                         -------------------------------------
                                         Title: Secretary
                                               -------------------------------

                                    [CORPORATE SEAL]
Witness to both signatures:


/s/ SHEILA KING
------------------------------------
Witness


/s/ PAT HAMILTON
------------------------------------
Witness


/s/ SANDRA DIAZ
------------------------------------
Notary Public

My commission expires: liftime commission
                       ------------------

[NOTARIAL SEAL]


                      [Signatures Continued on Next Page]





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First Amendment to Continuing Guaranty/Mercury
Loan No. T0347
Loan No. T0310


                   [Signatures Continued from Previous Page]




       At Atlanta, Georgia, on July 2, 1996.



                                    COBANK, ACB


                                    By: /s/ MARY KAY DEERING
                                       ---------------------------------------
                                        Name: Mary Kay Deering
                                             ---------------------------------
                                        Title: Vice President
                                              --------------------------------



Witnesses to signature:


/s/ SHAWNE KEENAN
------------------------------------
Witness


/s/ [ILLEGIBLE]
------------------------------------
Witness


/s/ MARIANNE R. HOWELL
------------------------------------
Notary Public

                       Notary Public, Cobb County, Georgia
My commission expires: My Commission Expires April 25, 1999
                       ------------------------------------

       [NOTARIAL SEAL]





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